UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2010

TearLab Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7360 Carroll Road, Suite 200
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on June 24, 2010 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on May 14, 2010. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve as our directors until our next annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes

Elias Vamvakas	7,501,484	11,354	1,590,261
Anthony E. Altig	7,508,688	4,150	1,590,261
Thomas N. Davidson	5,935,182	1,577,656	1,590,261
Adrienne L. Graves	5,935,342	1,577,496	1,590,261
Paul M. Karpecki	7,506,611	6,227	1,590,261
Richard L. Lindstrom	7,506,498	6,340	1,590,261
Donald Rindell	7,508,632	4,206	1,590,261

Proposal 2: Amendment of the 2002 Stock Option Plan

The amendment to the 2002 Stock Option Plan increases the shares reserved thereunder by 800,000 shares. The results of the voting included 5,379,200 votes for, 1,866,498 votes against, 267,140 votes abstained, and 1,590,261 votes were broker non-votes. The amendment was approved.

Proposal 3: Ratification of Selection of Independent Auditors

The results of the voting included 9,089,419 votes for, 5,014 votes against, and 8,666 votes abstained. The appointment of Ernst & Young LLP was ratified.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.01	Amended and Restated 2002 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  July 23, 2010